COLONIAL TAX-EXEMPT FUND
                             FUND YIELD CALCULATION
                           (CALENDAR MONTH-END METHOD)
                        30-DAY BASE PERIOD ENDED 11/30/97


                                              a-b    6
                               FUND YIELD = 2 --- +1   -1
                                              c*d


                                                   CLASS A         CLASS B          CLASS C
                                                   -------         -------          -------
a = dividends and interest earned during
    the month ................................     $13,121,997      $1,954,362         $1,089

b = expenses accrued during the month                1,948,749         527,782            267

c = average dividend shares outstanding
    during the month .........................     186,361,882      27,756,321         15,462

d = class maximum offering price per share
    on the last day of the month .............          $14.44          $13.75         $13.75


            YIELD ............................            5.03%           4.53%          4.68%

            TAX-EQUIVALENT YIELD: ............            8.33%           7.50%          7.75%
                                                          ----            ----           ----